Exhibit 99.07

SUPPLEMENTAL INDENTURE

     SUPPLEMENTAL INDENTURE, dated as of September 1, 2004 (this “Supplemental Indenture”), between AT&T Wireless Services, Inc., a Delaware corporation (the “Company”), and U.S. Bank National Association, a national banking association organized under the laws of the United States, as Trustee (the “Trustee”).

RECITALS

     Whereas, the Company and the Trustee have heretofore executed and delivered the Indenture, dated as of March 6, 2001, pursuant to which the Company has issued its 7.350% Senior Notes due March 1, 2006 (the “2006 Notes”), its 7.875% Senior Notes due March 1, 2011 (the “2011 Notes”) and its 8.750% Senior Notes due 2031 (the “2031 Notes”), and which provides for the issuance of any Additional Securities, together with any Exchange Securities (together with the 2006 Notes, the 2011 Notes and the 2031 Notes, the “Securities”);

     Whereas, the Company desires to amend certain provisions of the Indenture as hereinafter set forth;

     Whereas, Section 9.02 of the Indenture provides that the Company and the Trustee may enter into a Supplemental Indenture with the written consent of the holders of a majority in aggregate principal amount of the outstanding Securities affected by such Supplemental Indenture; and

     Whereas, all things necessary to make this Supplemental Indenture a valid, binding and legal agreement of the Company and the Trustee and a valid amendment of and supplement to the Indenture have been done and the execution and delivery of this Supplemental Indenture have in all respects been duly authorized by the Company.

     Now, therefore, this Supplemental Indenture witnesseth:

     For and in consideration of the premises, and for other good and valuable consideration the receipt of which is hereby acknowledged, the Company and the Trustee hereby agree, as follows:

ARTICLE I
DEFINITIONS

Section 1.1. Definitions.

     For all purposes of this Supplemental Indenture, except as otherwise stated herein, capitalized terms used herein but not otherwise defined in this Supplemental Indenture shall have the respective meanings assigned to them in the Indenture. Each reference to “herein”, “hereof” and other words of similar import contained in the Indenture shall, after this Supplemental Indenture becomes effective, refer to the Indenture as supplemented hereby.

ARTICLE II
AMENDMENTS

Section 2.1. Amendment of Section 1.01 of the Indenture. The following additions are hereby made to Section 1.01 of the Indenture:

     “CO-OBLIGOR” means any corporation that shall have fully, unconditionally and irrevocably assumed and agreed to perform and discharge, or guaranteed the performance and discharge of, jointly and severally with the Company and any other Co-Obligor of the Securities, the obligation to pay the principal of, and interest and Additional Amounts, if any, on, the Securities on the dates and in the manner provided herein and in the Securities.”

     “CORPORATION” includes, from and after the Merger, corporations, limited liability companies, partnerships, limited partnerships, limited liability partnerships, associations, companies and business trusts.”

     “MERGER” means the merger of Links I Corporation with the Company, pursuant to the Merger Agreement.”

     “MERGER AGREEMENT” means the Agreement and Plan of Merger, dated February 17, 2004, by and among the Company, Cingular Wireless Corporation, Cingular Wireless LLC and Links I Corporation, and, solely with respect to Sections 5.3, 6.1(b), 6.5(b) and Article IX of the Merger Agreement, SBC Communications Inc. and BellSouth Corporation, as the same may be amended.”

Section 2.2. Amendment of Section 5.02 of the Indenture. Section 5.02(c) of the Indenture is hereby modified by inserting the following after the last sentence of the Section:

     “From and after the Merger, nothing contained in this Indenture or in any of the Securities shall prevent the Company or any Co-Obligor of the Securities, or any of their respective successors, from converting under applicable law from any type of corporation under the existing laws of any State of the United States to any other type of corporation under the existing laws of any State of the United States and in no event will such a conversion be deemed to be a consolidation or merger of the Company or a sale or conveyance of the property of the Company (including stock of subsidiaries) as an entirety or substantially as an entirety.”

ARTICLE III
MISCELLANEOUS

Section 3.1. Effectiveness; Termination.

     The amendments to the Indenture set forth in Article II of this Supplemental Indenture shall only become effective upon the execution and delivery of this Supplemental Indenture by the Company and the Trustee.

Section 3.2. Confirmation of Indenture.

     As amended and modified by this Supplemental Indenture, the Indenture is in all respects ratified and confirmed and the Indenture and this Supplemental Indenture shall be read, taken and construed as one and the same instrument.

Section 3.3. Governing Law.

     This Supplemental Indenture shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of said State without giving effect to the principles of conflict of laws thereof.

Section 3.4. Counterparts.

     This Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be an original, but counterparts shall together constitute but one instrument.

Section 3.5. Successors and Assigns

     All covenants and agreements in this Supplemental Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

Section 3.6. Conflicts

     In the event of a conflict between the terms and conditions of the Indenture and the terms and conditions of this Supplemental Indenture, the terms and conditions of this Supplemental Indenture shall prevail.

     In Witness Whereof, the parties hereto have caused this Supplemental Indenture to be duly executed all as of the day and year first above written.

AT&T WIRELESS SERVICES, INC., as Issuer

By	/s/ Errol Harris
Name: Errol Harris
Title: Vice President and Treasurer

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By	/s/ Frank P. Leslie III

Name: Frank P. Leslie III
Title: Vice President

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